Exhibit 99

General Electric Capital Corporation

Condensed Statement of Earnings

	Three months ended March 31,
(In millions, Unaudited)	2011	2010	V	%

Revenues
Revenues from services	$12,282	$11,650
Sales of goods	42	281
Total revenues	12,324	11,931	3%

Costs and expenses
Costs of sales, operating and administrative expenses	5,172	5,699
Interest	3,660	3,792
Investment contracts, insurance losses and insurance
annuity benefits	24	35
Provision for losses on financing receivables	1,163	2,187
Total costs and expenses	10,019	11,713	(14)%

Earnings from continuing operations before
income taxes	2,305	218	F
Benefit (provision) for income taxes	(432)	360
Earnings from continuing operations	1,873	578	F

Earnings (loss) from discontinued operations,
net of taxes	20	(363)

Net earnings	1,893	215	F

Less net earnings (loss) attributable to
noncontrolling interests	31	(5)
Net earnings attributable to GECC	$1,862	$220	F

Amounts attributable to GECC:
Earnings from continuing operations	$1,842	$583	F
Earnings (loss) from discontinued operations, net of taxes	20	(363)
Net earnings attributable to GECC	$1,862	$220	F

(1)

General Electric Capital Corporation

Summary of Operating Segments

	Three months ended March 31,
(In millions, Unaudited)	2011	2010	V	%

Revenues
Commercial Lending and Leasing (CLL)	$4,608	$4,594	-%
Consumer	4,941	4,564	8%
Real Estate	907	944	(4)%
Energy Financial Services	345	791	(56)%
GE Capital Aviation Services (GECAS)	1,325	1,239	7%
Total segment revenues	12,126	12,132	-%
GECC corporate items and eliminations	198	(201)	F
Total Revenues	$12,324	$11,931	3%

Segment profit
CLL	$554	$232	F
Consumer	1,257	569	F
Real Estate	(358)	(403)	11%
Energy Financial Services	112	153	(27)%
GECAS	306	317	(3)%
Total segment profit	1,871	868	F
GECC corporate items and eliminations	(29)	(285)	90%
Earnings from continuing operations
attributable to GECC	1,842	583	F
Earnings (loss) from discontinued operations,
net of taxes, attributable to GECC	20	(363)	F
Net earnings attributable to GECC	$1,862	$220	F

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General Electric Capital Corporation

Condensed Statement of Financial Position

	March 31,	December 31,
(In billions, Unaudited)	2011	2010

Assets
Cash & marketable securities	$85.2	$77.5
Inventories	0.1	0.1
Financing receivables - net	308.4	317.7
Property, plant & equipment - net	54.3	53.7
Goodwill & intangible assets	29.6	29.4
Other assets	85.5	92.7
Assets of businesses held for sale	1.6	3.1
Assets of discontinued operations	5.1	6.9

Total assets	$569.8	$581.1

Liabilities and equity
Borrowings and bank deposits	$452.8	$465.4
Investment contracts, insurance liabilities and insurance annuity benefits	5.6	5.8
Other liabilities	31.8	33.3
Liabilities of businesses held for sale	0.6	0.6
Liabilities of discontinued operations	1.7	1.9
GECC shareowner's equity	76.1	72.9
Noncontrolling interests	1.2	1.2

Total liabilities and equity	$569.8	$581.1

(3)